UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2010

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2010, Bruker Corporation, a Delaware corporation (“Bruker”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Veeco Instruments Inc., a Delaware corporation (“Veeco”), and Veeco Metrology Inc., an Arizona corporation (“Metrology”), whereby Bruker will acquire from Veeco its Scanning Probe Microscopy and Optical Industrial Metrology instruments business (the “Business”).  Under the terms of the Stock Purchase Agreement, Bruker will acquire all of the outstanding stock of Metrology and certain other assets related to the Business, and assume certain liabilities relating to the Business, for an aggregate cash purchase price of $229 million.

The acquisition is scheduled to close, subject to certain customary closing conditions, upon the receipt of government approvals related to antitrust and competition laws.  If the closing has not occurred by November 13, 2010, which may be extended for an additional six (6) months under certain circumstances, either party may terminate the Stock Purchase Agreement without penalty.

Upon closing of the acquisition, Metrology and Veeco will enter into a Transition Services Agreement under which Veeco will provide to Metrology, for agreed upon fees and beginning on the date of the closing, certain services related to the Business for various periods (subject to earlier termination or extension by Bruker under certain circumstances).   Metrology and Veeco will also enter into an Intellectual Property License Agreement pursuant to which (i) Metrology will license certain patents to Veeco and (ii) Metrology will receive a right of first offer to perform services to integrate licensed technology into Veeco’s equipment.

The Stock Purchase Agreement contains customary representations, warranties and covenants.  Each party has agreed to indemnify the other, subject to certain limitations, for losses arising out of breaches of representations, warranties and covenants in the Stock Purchase Agreement and in certain related documents.

Bruker expects to file a copy of the Stock Purchase Agreement as an exhibit to its Form 10-Q for the quarter ending September 30, 2010.  We encourage you to read the Stock Purchase Agreement for a more complete understanding of the transaction.  The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

On August 16, 2010, Bruker and Veeco issued a press release announcing the entry into the Stock Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Number

	99.1	Press release dated August 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: August 16, 2010	By:	/s/ Frank H. Laukien

Frank H. Laukien, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press release dated August 16 , 2010.	Furnished herewith*

*                 Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.